Exhibit 21
Subsidiaries of Arvin Industries, Inc.

Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of the Company included in the consolidated financial statements of the Company and its subsidiaries in the Company's Annual Report on Form 10-K for the year ended January 3, 1999. Certain subsidiaries, which when considered in the aggregate would not constitute a significant subsidiary, are omitted from the list below.



                                                                    State or Other Jurisdiction of
Company Name                                                        Incorporation
------------                                                        -------------
Maremont Corporation                                                Delaware
Maremont Exhaust Products, Inc.                                     Delaware
Gabriel Europe, Inc.                                                Delaware
Gabriel Ride Control Products, Inc.                                 Delaware
Arvin International Holdings, Inc.                                  Delaware
Arvin-Kayaba, LLC                                                   Indiana
Arvin Technologies, Inc.                                            Michigan
AVM, Inc.                                                           South Carolina
Arvin Automotive of Canada                                          Canada
Arvin Ride Control Products, Inc.                                   Canada
Arvin Finance Company of Canada                                     Canada
Arvin Canada Holding, Ltd.                                          Canada
Arvin-Exhaust B.V.                                                  The Netherlands
Arvin International Holland B.V.                                    The Netherlands
Timax Exhaust Systems Holding B.V.                                  The Netherlands
Arvin-Exhaust S.A.                                                  Spain
Arvin France S.A.                                                   France
Arvin Exhaust S.A.                                                  France
Arvin Exhaust GmbH                                                  Germany
Zeuna Starker GmbH & Co KG                                          Germany
Arvin International U.K., Ltd.                                      United Kingdom
Arvin Replacement Products, Ltd.                                    United Kingdom



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